Exhibit 99.2

Second Quarter 2015 Performance Review August 11, 2015

Forward - looking Statements The statements contained in this press release that are not purely historical are forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward - looking statements include, but are not limited to, statements regarding the expected benefits of the company’s investment in infrastructure, sales and marketing efforts, the Scientific Advisory Board, backlog, awards and bookings and the performance of existing projects and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward - looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (the “SEC” ), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov . These include without limitation: the risk of cancellation or delay of customer contracts or that contract awards do not turn into signed contracts. Other ris ks include the company’s dependence on its largest customers and risk of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward - looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward - looking statements. 2

Second Quarter 2015 Financial Review 3

June 30, 2015 Balance Sheet 4

CEO Comments • Double Digit Revenue Growth Continues − Cash burn reduced • $2 Million Line of Credit With Silicon Valley Bank • Trial Tracker Software Ahead of Plans • More Market Awareness − Interviews − Published articles 5

CEO Comments • Targeting BioTechs • Success of Live Seminars − New Hope − Boston • IXICO Alliance − Next live seminar with IXICO in New Hope • Pricing Discussions with Customers − Early phase reputation is strong 6

CEO Comments • Still Targeting Phase 3 Growth − Expanded reader – radiologist resources − Core radiologist group still extremely valuable • Flexibility Keeps Us Strong − Various trial size − No one size fits all • Critical Mass A Growing Focus 7

Thank You Questions and Answers